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                                                                     Exhibit 3.1




                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                        APOLLO INTERNATIONAL OF DELAWARE, INC.


                                            Apollo International of Delaware,
Inc., a corporation organized and existing under the laws of the Sate of Delaware (the "Corporation") hereby certifies as follows:

    1. The name of the Corporation is Apollo International of Delaware, Inc. The Corporation was originally incorporated under the name Apollo International of Delaware, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 30, 1994.

    2. Pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation has been duly adopted and restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

    3. The text of the original Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


                                  ARTICLE 1.   NAME
                                  -----------------


    The name of this corporation is Apollo International of Delaware, Inc.


                            ARTICLE 2.   REGISTERED OFFICE
                            ------------------------------

    The address of the registered office of the Corporation in Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE 3. PURPOSE
                                  ------------------

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

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                            ARTICLE 4.  AUTHORIZED SHARES
                            -----------------------------

    The aggregate number of shares which this corporation shall have authority to issue is 20,000,000 shares of capital stock consisting of 15,000,000 common shares with a par value of $0.01 per share, which shall be known as "Common Stock," and 5,000,000 preferred shares with a par value of $0.01 per share, which shall be known as "Preferred Stock."

    A. Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock standing in such holder's name on the books of the corporation and entitled to vote. The Common Stock shall have no special powers, preferences, or rights, or qualifications, limitations, or restrictions thereof.

    B.   Preferred Stock.    Authority is hereby vested in the Board of
Directors of the Corporation to provide from time to time for the issuance of Preferred Stock in or more series and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the designations, powers, preferences, and relative participating, optional or other special rights and the qualifications, limitations, and restrictions of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

    Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.


                          ARTICLE 5.   NO CUMULATIVE VOTING
                          ---------------------------------

    There shall be no cumulative voting by the stockholders of the Corporation.

                                          2

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                          ARTICLE 6.   NO PREEMPTIVE RIGHTS
                          ---------------------------------

    The holders of the Common Stock of the Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.


                                ARTICLE 7.  DIRECTORS
                                ---------------------

    The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.


                          ARTICLE 8.   STOCKHOLDERS' ACTIONS
                          ----------------------------------

    After the date on which a Registration Statement, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for an initial offering of its Common Stock in an underwritten public offering, becomes effective and the shares described in such Registration Statement are sold, any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of the Corporation's bylaws, and may not be taken by written consent of such stockholders.


                             ARTICLE 9.  SPECIAL MEETINGS
                             ----------------------------

    Special meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, the Chairman of the Board, if one shall have been elected, or the President.

                                          3

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                                 ARTICLE 10.   BYLAWS
                                 --------------------

    The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation subject to the power of the stockholders to adopt, amend, or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board of Directors may be adopted, amended, or repealed only by (i) the Board of Directors, to the extent permitted by law, or (ii) the affirmative vote of the holders of 75% of the combined voting power of the then outstanding voting stock of the Corporation, voting as a single class, or such lesser percentage of the outstanding voting stock as may from time to time be provided in such Bylaws.

    Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 10.


                            ARTICLE 11.   INDEMNIFICATION
                            -----------------------------

    A. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    B. Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Delaware General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Delaware General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Delaware General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the Delaware General Corporation, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise,

                                          4

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and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.


           ARTICLE 12.  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS
           ---------------------------------------------------------------

    The Corporation expressly elects to be subject to the provisions of Section 203 of the Delaware General Corporation Law; provided, however, the super-majority shareholder voting requirement under Section 203(a)(3) for certain business combinations with an interested stockholder shall be 60% of the Corporation's outstanding voting stock which is not owned by the interested stockholder (as such term is defined in Section 203).


                               ARTICLE 13.   AMENDMENT
                               -----------------------

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation

    IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation is hereby executed on behalf of the corporation by the undersigned officers, this ____ day of ________________, 1996.


                             APOLLO INTERNATIONAL OF DELAWARE, INC.



                             By: _________________________________________
                                 -----------------------------------------
                                  David W. Clarke, President

ATTEST:

By: ______________________________
    ------------------------------
    Christine Clewes, Secretary

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